                                                                   EXHIBIT 10.33

                               CREDIT AGREEMENT

     THIS AGREEMENT is entered into as of November 7, 1997, by and between TIER TECHNOLOGIES, INC., a California corporation ("Borrower"), and WELLS FARGO BANK, NATIONAL ASSOCIATION ("Bank").

                                    RECITAL
                                    -------

     Borrower has requested from Bank the credit accommodations described below, and Bank has agreed to provide the Credits to Borrower on the terms and conditions contained herein.

     NOW, THEREFORE, for valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Bank and Borrower hereby agree as follows:

                                   ARTICLE I
                                   ---------
                                  DEFINITIONS
                                  -----------

     As used herein, the terms defined in the preceding paragraphs shall have the meanings set forth therein, and the following terms shall have the meanings set forth after each, with all such meanings equally applicable to the singular and plural of the terms defined:

     "AAA" shall have the meaning set forth in Section 8.11(b) hereof.

     "Applicable Line of Credit Margin" shall mean the following during each fiscal quarter based on Borrower's ratio of Total Liabilities to Tangible Net Worth for the immediately preceding fiscal quarter:

     Ratio of Total Liabilities              Applicable Line
        to Tangible Net Worth                of Credit Margin
     --------------------------              ----------------
     4.0 to 1.0 or greater                            1.50%

     3.0 to 1.0 or greater but
     less than 4.0 to 1.0                             1.25%

     2.0 to 1.0 or greater but
     less than 3.0 to 1.0                             0.75%

     1.0 to 1.0 or greater but
     less than 2.0 to 1.0                             0.25%

     Less than 1.0 to 1.0                                0%

     "Applicable Term Commitment Margin" shall mean the following during each fiscal quarter based on Borrower's ratio of Total

Liabilities to Tangible Net Worth for the immediately preceding fiscal quarter:

     Ratio of Total Liabilities                   Applicable Term
        to Tangible Net Worth                    Commitment Margin
     --------------------------                  -----------------
     4.0 to 1.0 or greater                            1.75%

     3.0 to 1.0 or greater but
     less than 4.0 to 1.0                             1.50%

     2.0 to 1.0 or greater but
     less than 3.0 to 1.0                             1.00%

     1.0 to 1.0 or greater but
     less than 2.0 to 1.0                             0.50%

     Less than 1.0 to 1.0                                0%

     "Bankruptcy Code" shall mean the Bankruptcy Reform Act, Title 11 of the United States Code, as amended or recodified from time to time.

     "Business Day" shall mean any day except a Saturday, Sunday or any other day on which commercial banks in California are authorized or required by law to close.

     "Companies" shall mean Borrower and each Subsidiary.

     "Credits" shall mean the Line of Credit and the Term Commitment.

     "Dispute" shall have the meaning set forth in Section 8.11(a) hereof.

     "Current Ratio" shall mean total current assets divided by total current liabilities.

     "EBITDA" shall mean net profit before tax plus interest expense (net of capitalized interest expense), depreciation expense and amortization expense.

     "EBITDA Coverage Ratio" shall mean EBITDA divided by the aggregate of total interest expense plus the prior period current maturity of long-term debt and the prior period current maturity of subordinated debt.

     "Eligible Accounts Receivable" shall mean trade accounts created in the ordinary course of any Company's business, upon which such Company's right to receive payment is absolute and not contingent upon the fulfillment of any condition whatsoever, and in which Bank has a perfected security interest of first priority, and shall not include:

          (i) any account which is more than ninety (90) days from the invoice date;

         (ii) that portion of any account for which there exists any right of setoff, defense or discount (except regular discounts allowed in the ordinary course of business to promote prompt payment) or for which any defense or counterclaim has been asserted;

        (iii) any account which represents an obligation of the United States government or any agency or instrumentality thereof (but not any State, the District of Columbia, any territory or any political subdivision thereof), except accounts which represent obligations of the United States government and for which the appropriate U.S. Government Assignment of Claims Act forms have been duly executed and acknowledged;

         (iv) any account which represents an obligation of an account debtor located in a foreign country, except for any such account covered by foreign credit insurance acceptable to Bank;

          (v) any account which arises from the sale or lease to or performance of services for, or represents an obligation of, an employee, affiliate, partner, member, parent or subsidiary of any Company;

         (vi) any account which represents an obligation of any account debtor when twenty-five percent (25%) or more of the Companies' accounts from such account debtor are not eligible pursuant to (i) above;

        (vii) that portion of any account from an account debtor (other than Unisys Corporation or the State of Missouri) which represents the amount by which the Companies' total accounts from said account debtor exceeds twenty-five percent (25%) of the Companies' total accounts, and that portion of any account from Unisys Corporation or the State of Missouri which represents the amount by which the Companies' total accounts from either such account debtor exceeds thirty percent (30%) of the Companies' total accounts;

       (viii) any account deemed ineligible by Bank when Bank, in its reasonable discretion, deems the creditworthiness or financial condition of the account debtor, or the industry in which the account debtor is engaged, to be unsatisfactory.

     "Equipment Leases" shall mean those capital leases, if any, entered into between Bank and Borrower to finance equipment acquisitions under the Term Commitment subfeature therefor, as defined more fully in Section 2.2(c) hereof.

     "ERISA" shall mean the Employment Retirement Income Security Act of 1974, as amended or recodified from time to time.

     "Event of Default" shall have the meaning set forth in Section 7.1 hereof.

     "Guarantors" shall mean, only during such time as the guaranties described in Section 2.6 hereof are in effect, James L. Bildner, William G. Barton, Bryan
D. McCaul and Bradley H. Nickels.

     "Line of Credit" shall mean a revolving credit accommodation available to Borrower in the maximum principal amount of $4,500,000, as defined more fully in
Section 2.1 hereof.

     "Line of Credit Note" shall mean a promissory note executed by Borrower to evidence advances under the Line of Credit, substantially in the form of Exhibit
                                                                         -------
A attached hereto.
-

     "Loan Documents" shall mean this Agreement, the Notes and each other document, contract and instrument required hereby or at any time hereafter delivered to Bank in connection herewith.

     "Notes" shall mean the Line of Credit Note and the Term Commitment Note.

     "Plan" shall mean a defined employee benefit pension plan, as defined in ERISA.

     "Prime Rate" shall mean at any time the rate of interest most recently announced within Bank at its principal office as its Prime Rate, with the understanding that the Prime Rate is one of Bank's base rates and serves as the basis upon which effective rates of interest are calculated for those loans making reference thereto, and is evidenced by the recording thereof in such internal publication or publications as Bank may designate.

     "Subsidiary" shall mean Tier Australia and Tier UK.

     "Tangible Net Worth" shall mean the aggregate of total stockholders' equity plus subordinated debt, less any intangible assets and any advances to shareholders and/or employees.

     "Term Commitment" shall mean a revolving credit accommodation available to Borrower in the maximum principal amount of $500,000, as defined more fully in
Section 2.2 hereof.

     "Term Commitment Note" shall mean a promissory note executed by Borrower to evidence advances under the Line of Credit, substantially in the form of Exhibit
                                                                         -------
B attached hereto.
-

     "Tier Australia" shall mean Tier Technologies (Australia) Pty Limited, an Australian proprietary company.

     "Tier UK" shall mean Tier Technologies (United Kingdom), Inc., a Delaware corporation doing business in the United Kingdom.

     "Total Liabilities" shall mean the aggregate of current liabilities and non-current liabilities less subordinated debt and contingent deferred payments related to acquisitions.


                                  ARTICLE II
                                  ----------
                                  THE CREDITS
                                  -----------

     SECTION 2.1.  LINE OF CREDIT.

     (a)  Line of Credit.  Subject to the terms and conditions of this
          --------------
Agreement, Bank hereby agrees to make advances to Borrower under the Line of Credit from time to time up to and including December 31, 1998, not to exceed at any time the aggregate principal amount of Four Million Five Hundred Thousand Dollars ($4,500,000), the proceeds of which shall be used by Borrower for general corporate purposes. Borrower's obligation to repay advances under the Line of Credit shall be evidenced by the Line of Credit Note, all terms of which are incorporated herein by this reference.

     (b)  Limitation on Borrowings.  Outstanding borrowings under the Line of
          ------------------------
Credit, to a maximum of the principal amount set forth above, shall not at any time exceed an aggregate of eighty percent (80%) of the Companies' Eligible Accounts Receivable, as determined by Bank upon receipt and review of all collateral reports required hereunder and such other documents and collateral information as Bank may from time to time require; provided however, that notwithstanding the foregoing, outstanding borrowings against Tier Australia's Eligible Accounts Receivable shall not at any time exceed an aggregate of One Million Australian Dollars (A$1,000,000). Borrower acknowledges that said borrowing base was established by Bank with the understanding that, among other items, the aggregate of all discounts, credits and allowances for the immediately preceding three (3) months at all times shall be less than five percent (5%) of the Companies' gross sales for said period. If such dilution of the Companies' accounts for the immediately preceding three (3) months at any time exceeds five percent (5%) of the Companies' gross sales for said period, or if there at any time exists any other matters, events, conditions or contingencies which Bank reasonably believes may affect payment of any portion of the Companies' accounts, Bank, in its reasonable discretion, may reduce the foregoing advance rate against Eligible Accounts Receivable to a percentage appropriate to reflect such additional dilution and/or establish additional reserves against Eligible Accounts Receivable. Bank shall give Borrower prompt notice of any such reduction in the advance rate and/or additional reserves against Eligible Account Receivable and of the dilution that percentage that gave rise to such change.

     (c)  Borrowing and Repayment.  Borrower may from time to time during the
          -----------------------
term of the Line of Credit borrow, partially or wholly repay its outstanding borrowings, and reborrow, subject to all of the limitations, terms and conditions contained herein or in the Line of Credit Note; provided however, that the total outstanding borrowings under the Line of Credit shall not at any time exceed the maximum principal amount available thereunder, as set forth above.

     SECTION 2.2.   TERM COMMITMENT.

     (a)  Term Commitment.  Subject to the terms and conditions of this
          ---------------
Agreement, Bank hereby agrees to make advances to Borrower under the Term Commitment from time to time up to and including December 31, 1998, not to exceed the aggregate principal amount of Five Hundred Thousand Dollars ($500,000), the proceeds of which shall be used to assist with Borrower's purchase of new equipment. Borrower's obligation to repay advances under the Term Commitment shall be evidenced by the Term Commitment Note, all terms of which are incorporated herein by this reference.

     (b)  Limitation on Borrowings.  Each advance under the Term Commitment
          ------------------------
shall be available to a maximum of eighty percent (80%) of the cost of the equipment purchased with the proceeds thereof, net of sales tax and installation costs, as evidenced by the seller's invoice therefor.

     (c)  Equipment Lease Subfeature.  As a subfeature under the Term
          --------------------------
Commitment, Bank agrees from time to time during the term thereof, if requested by Borrower, to finance equipment acquisitions through Equipment Leases so long as the requested Equipment Lease meets Bank's policies and parameters then in effect for capital lease financing. Each Equipment Lease shall be for a term not greater than two (2) years and subject to such other terms and conditions as Bank shall determine at the time requested, and shall be evidenced by an Equipment Lease in form and substance satisfactory to Bank, in its reasonable discretion. The amount financed under each Equipment Lease shall be reserved under the Term Commitment and shall not be available for advances thereunder.

     (d)  Borrowing and Repayment.  Borrower may from time to time during the
          -----------------------
period in which Bank will make advances under the Term Commitment borrow and partially or wholly repay its outstanding borrowings, and reborrow, subject to all the limitations, terms and conditions contained herein; provided however, that the total outstanding borrowings under the Term Commitment (whether as advances or Equipment Leases) shall not at any time exceed the maximum principal amount available thereunder, as set forth above. The outstanding principal balance of all advances under the Term Commitment as of December 31, 1998 shall be amortized over two (2) years and shall be repaid in twenty-four (24) monthly installments as set forth in the Term Commitment Note.

     (e)  Prepayment.  Borrower may prepay principal on advances under the Term
          ----------
Commitment at any time, in any amount and without penalty.

     SECTION 2.3.   INTEREST/FEES.

     (a)  Interest.  The outstanding principal balance of the Line of Credit
          --------
shall bear interest at a rate per annum equal to the Prime Rate in effect from time to time plus the Applicable Line of Credit Margin, which initially shall be 1.50%. The outstanding principal balance of the Term Commitment shall bear interest at a rate per annum equal to the Prime Rate in effect from time to time plus the Applicable Term Commitment Margin, which initially shall be 1.75%.

     (b)  Computation and Payment.  Interest shall be computed on the basis of a
          -----------------------
360-day year, actual days elapsed. Interest shall be payable at the times and place set forth in the Notes.

     (c)  Commitment Fee.  Borrower shall pay to Bank a non-refundable
          --------------
commitment fee for the Term Commitment equal to One Thousand Two Hundred Fifty Dollars ($1,250), which commitment fee shall be due and payable in full upon execution of this Agreement.

     (d)  Unused Commitment Fee.  Borrower shall pay to Bank a fee equal to
          ---------------------
three-eighths percent (0.375%) per annum (computed on the basis of a 360-day year, actual days elapsed) on the average daily unused amount of the Line of Credit, which fee shall be calculated on a quarterly basis by Bank and shall be due and payable by Borrower in arrears within five (5) days after each billing is sent by Bank.

     SECTION 2.4. COLLECTION OF PAYMENTS. Borrower authorizes Bank to collect all principal, interest and fees due under each Credit by charging Borrower's demand deposit account number 4584-477244 with Bank, or any other demand deposit account maintained by Borrower with Bank, for the full amount thereof. Should there be insufficient funds in any such demand deposit account to pay all such sums when due, the full amount of such deficiency shall be immediately due and payable by Borrower.

     SECTION 2.5. COLLATERAL. As security for all indebtedness of Borrower to Bank subject hereto, Borrower hereby grants to Bank a security interest of first priority in all of Borrower's accounts receivable, general intangibles and other rights, inventory and equipment, and Borrower shall cause each Subsidiary to grant to Bank a security interest of first priority in all such Subsidiary's accounts receivable, general intangibles and other rights to payment (with all of the foregoing referred to collectively as the "Collateral"). Notwithstanding the foregoing, Bank's security interest from Tier Australia shall be limited in amount to Collateral with a value of One Million Australian Dollars (A$1,000,000). All of the foregoing shall be evidenced by and subject to the terms of such security agreements, financing statements and other documents as Bank shall reasonably require, all in form and substance satisfactory to Bank. Borrower shall reimburse Bank, within ten (10) calendar days after receipt of each billing from Bank, for all costs and expenses incurred by Bank in connection with any of the foregoing security, including without limitation, filing fees and costs of appraisals, audits and title insurance.

     SECTION 2.6. GUARANTIES. All indebtedness of Borrower to Bank shall be guaranteed by each Guarantor in the maximum amount of Five Million Dollars ($5,000,000), inclusive of all principal, interest, fees, costs and expenses. Each such guaranty shall be evidenced by and subject to the terms of a guaranty substantially in the form of Exhibit C attached hereto. Said guaranties shall be
                             ---------
terminated by Bank at such time, if any, as (a) Borrower has successfully completed an initial public offering, and (b) immediately following the close of such initial public offering Borrower has provided to Bank proforma financial statements prepared by Borrower and in form and substance satisfactory to Bank, reflecting Borrower's ratio of Total Debt to Tangible Net Worth to be less than
1.0 to 1.0.

                                  ARTICLE III
                                  -----------
                        REPRESENTATIONS AND WARRANTIES
                        ------------------------------

     Borrower makes the following representations and warranties to Bank, which representations and warranties shall survive the execution of this Agreement and shall continue in full force and effect until the full and final payment, and satisfaction and discharge, of all obligations of Borrower to Bank subject to this Agreement.

     SECTION 3.1. LEGAL STATUS. Borrower and Tier UK are corporations and Tier Australia is a proprietary company, each of which is duly organized and existing and in good standing under the laws of the state or country in which it is organized, and each of which licensed to do business (and is in good standing as a foreign corporation, if applicable) in all jurisdictions in which such qualification or licensing is required or in which the failure to so qualify or to be so licensed could have a material adverse effect on such Company.

     SECTION 3.2. AUTHORIZATION AND VALIDITY. The Loan Documents have been duly authorized, and upon their execution and delivery in accordance with the provisions hereof will constitute legal, valid and binding agreements and obligations of the Company or non-Bank other party which executes the same, enforceable in accordance with their respective terms, subject to the effect of general principles of equity and the effect of bankruptcy, insolvency or similar laws.

     SECTION 3.3. NO VIOLATION. The execution, delivery and performance by each Company of its respective Loan Documents (a) do not violate any provision of any law or regulation, (b) contravene any provision of the Articles or Certificate of Incorporation, Certificate of Registration, By-Laws or other organizational documents of such Company, or (c) result in any breach of or default under any contract, obligation, indenture or other instrument to which any Company is a party or by which any Company may be bound, where such breach or default gives rise to the right of acceleration of such contract, obligation, indenture or instrument.

     SECTION 3.4. LITIGATION. There are no pending, or to the best of Borrower's knowledge threatened, actions, claims, investigations, suits or proceedings by or before any governmental authority, arbitrator, court or administrative agency which, if adversely decided, could have a material adverse effect on the financial condition or operation of Borrower, or of the Companies taken as a whole, other than those disclosed by Borrower to Bank in writing prior to the date hereof.

     SECTION 3.5. CORRECTNESS OF FINANCIAL STATEMENT. The consolidated and consolidating financial statements of the Companies dated September 30, 1997, true copies of which have been delivered by Borrower to Bank prior to the date hereof, (a) are complete and correct in all material respects and present fairly the financial condition of the Companies, (b) disclose all liabilities of the Companies that are required to be reflected or reserved against under generally accepted accounting principles, whether liquidated or unliquidated, fixed or contingent, and (c) have been prepared in accordance with generally accepted accounting principles consistently applied. Since the date of such financial statements there has been no material adverse change in the financial condition of the Companies, nor has Borrower mortgaged, pledged, granted a security interest in or otherwise encumbered any of its assets or properties, or any Subsidiary mortgaged, pledged, granted a security interest in or otherwise encumbered any of the Collateral, except in favor of Bank or as otherwise permitted by Bank in writing.

     SECTION 3.6. INCOME TAX RETURNS. Borrower has no knowledge of any pending assessments or adjustments of any Company's income tax payable with respect to any year.

     SECTION 3.7. NO SUBORDINATION. There is no agreement, indenture, contract or instrument to which any Company is a party or by which any Company may be bound that requires the subordination in right of payment of any of such Company's obligations subject to this Agreement to any other obligation of such Company.

     SECTION 3.8. PERMITS, FRANCHISES. Each Company possesses, and will hereafter possess, all permits, consents, approvals, franchises and licenses required and rights to all trademarks, trade names, patents, and fictitious names, if any, necessary to enable it to conduct the business in which it is now engaged in compliance with applicable law, where the failure to so possess would have a material adverse effect on the financial condition or operations of Borrower, or of the Companies taken as a whole.

     SECTION 3.9. ERISA. Each of Borrower and Tier UK is in compliance in all material respects with all applicable provisions of ERISA; neither Borrower nor Tier UK has violated any provision of any Plan maintained or contributed to by such Company; no Reportable Event as defined in ERISA has occurred and is continuing with respect to any Plan initiated by Borrower or Tier UK; each of Borrower and Tier UK has met its minimum funding requirements under ERISA with respect to each Plan; and each Plan will be able to fulfill its benefit obligations as they come due in accordance with the Plan documents and under generally accepted accounting principles.

     SECTION 3.10. OTHER OBLIGATIONS. No Company is in default on any obligation for borrowed money, any purchase money obligation or any other material lease, commitment, contract, instrument or obligation, where such default gives rise to the right of acceleration of such lease, commitment, contract, instrument or obligation.

     SECTION 3.11. ENVIRONMENTAL MATTERS. Except as disclosed by Borrower to Bank in writing prior to the date hereof, Borrower is in compliance in all material respects with all applicable federal or state environmental, hazardous waste, health and safety statutes, and any rules or regulations adopted pursuant thereto, which govern or affect any of Borrower's operations and/or properties, including without limitation, the Comprehensive Environmental Response, Compensation and Liability

Act of 1980, the Superfund Amendments and Reauthorization Act of 1986, the Federal Resource Conservation and Recovery Act of 1976, and the Federal Toxic Substances Control Act, as any of the same may be amended, modified or supplemented from time to time. None of the operations of Borrower is the subject of any federal or state investigation evaluating whether any remedial action involving a material expenditure is needed to respond to a release of any toxic or hazardous waste or substance into the environment. Borrower has no material contingent liability in connection with any release of any toxic or hazardous waste or substance into the environment.


                                  ARTICLE IV
                                  ----------
                                  CONDITIONS
                                  ----------

     SECTION 4.1. CONDITIONS OF INITIAL EXTENSION OF CREDIT. The obligation of Bank to grant any of the Credits is subject to the fulfillment to Bank's satisfaction of all of the following conditions:

     (a)  Approval of Bank Counsel. All legal matters incidental to the granting
          ------------------------
of each of the Credits shall be satisfactory to Bank's counsel.

     (b)  Documentation.  Bank shall have received, in form and substance
          -------------
satisfactory to Bank, each of the following, duly executed:

          (i)  This Agreement and the Notes from Borrower.
         (ii)  Corporate Resolution: Borrowing from Borrower.
        (iii)  Certificate of Incumbency from Borrower and Tier U.K.
         (iv)  Corporate Resolution: Third Party Collateral from Tier U.K.
          (v) Such documents as are appropriate under the laws of the Australian Capital Territory to authorize the grant by Tier Australia of its security interests required hereunder and to certify that those signing on behalf of Tier Australia are duly authorized to do so.
         (vi)  Initial borrowing base certificate from Borrower.
        (vii) All Security Agreements, UCC Financing Statements and other applicable documents from each Company as are required by Bank or under applicable law to create and perfect the security interests described in Section 2.5 hereof.
       (viii)  All Continuing Guaranties required by Section 2.6 hereof.
         (ix) UCC Termination Statements with respect to any security interests in the assets of any Company existing in favor of WestAmerica Bank as of the date of this Agreement.
          (x) An analysis, reasonably satisfactory to Bank, with respect to the authority of Tier Australia and Tier U.K. to grant to Bank the security interests required hereby and the methods for creating and perfecting (or the reasonable equivalent thereof under applicable local law) said security interests.
         (xi) Such other documents as Bank may require under any other Section of this Agreement.

     (c)  Financial Condition. There shall have been no material adverse change,
          -------------------
as reasonably determined by Bank, in the financial condition or business of Borrower or any Guarantor, or of the Companies taken as a whole, nor any material decline, as reasonably determined by Bank, in the market value of any Collateral or a substantial or material portion of the assets of Borrower, or of the Companies taken as a whole.

     (d)  Insurance. Borrower shall have delivered to Bank evidence of insurance
          ---------
coverage on all property of each Company, in form, substance, amounts, covering risks and issued by companies satisfactory to Bank, and where required by Bank, with loss payable endorsements in favor of Bank, including without limitation, evidence that Bank has been named as loss payee on any insolvency risk, credit risk and political risk insurance currently issued to any Company by The Insurance Company of the State of Pennsylvania under Policy No. 649-9662 issued July 31, 1997, and all endorsements to said Policy.

     SECTION 4.2. CONDITIONS OF EACH EXTENSION OF CREDIT. The obligation of Bank to make each extension of credit requested by Borrower hereunder shall be subject to the fulfillment to Bank's satisfaction of each of the following conditions:

     (a)  Compliance. The representations and warranties contained herein and in
          ----------
each of the other Loan Documents shall be true on and as of the date of the signing of this Agreement and on the date of each extension of credit by Bank pursuant hereto, with the same effect as though such representations and warranties had been made on and as of each such date, and on each such date, no Event of Default as defined herein, and no condition, event or act which with the giving of notice or the passage of time or both would constitute such an Event of Default, shall have occurred and be continuing or shall exist.

     (b)  Documentation. Bank shall have received all additional documents which
          -------------
may be required in connection with such extension of credit.

                                   ARTICLE V
                                   ---------
                             AFFIRMATIVE COVENANTS
                             ---------------------

     Borrower covenants that so long as Bank remains committed to extend credit to Borrower pursuant hereto, or any liabilities (whether direct or contingent, liquidated or unliquidated) of Borrower to Bank under any of the Loan Documents remain outstanding, and until payment in full of all obligations of Borrower subject hereto, Borrower shall, and where applicable shall cause each Subsidiary to, unless Bank otherwise consents in writing:

     SECTION 5.1. PUNCTUAL PAYMENTS. Punctually pay all principal, interest, fees or other liabilities due under any of the Loan Documents at the times and place and in the manner specified therein, and, immediately upon demand by Bank, the amount by which the outstanding principal balance of any of the Credits at any time exceeds any limitation on borrowings applicable thereto.

     SECTION 5.2. ACCOUNTING RECORDS. Maintain adequate books and records in accordance with generally accepted accounting principles consistently applied, and permit any representative of Bank, at any reasonable time during normal business hours and upon reasonable notice, to inspect, audit and examine such books and records, to make copies of the same, and to inspect the properties of any Company; provided however, that so long as there exists no Event of Default, Borrower shall be obligated to reimburse Bank for any costs and expenses incurred in conducting only one (1) such audit and examination during each fiscal year of Borrower.

     SECTION 5.3. FINANCIAL STATEMENTS. Provide to Bank all of the following, in form and detail satisfactory to Bank:

     (a) not later than 90 days after and as of the end of each fiscal year, unqualified audited consolidated and consolidating financial statements of the Companies, prepared by a certified public accountant acceptable to Bank, to include balance sheet, income statement, statement of cash flow and all footnotes;

     (b) not later than 45 days after and as of the end of each fiscal quarter, consolidated and consolidating financial statements of the Companies, prepared by Borrower, to include balance sheet and income statement;

     (c) not later than 20 days after and as of the end of each month, a borrowing base certificate, an aged listing of accounts receivable and accounts payable, and a reconciliation of ineligible accounts, prepared by Borrower for each Company, together with a summary of such information for the Companies on a combined basis;

     (d) not later than 90 days after and as of the end of each fiscal year of Borrower, a personal financial statement of each Guarantor, prepared by such Guarantor, to include balance sheet, and within 15 days after filing, but in no event later than each October 15, a copy of each Guarantor's filed Federal income tax return for such year;

     (e) from time to time such other information as Bank may reasonably request.

     SECTION 5.4. COMPLIANCE. Preserve and maintain all licenses, permits, governmental approvals, rights, privileges and franchises necessary for the conduct of each Company's business; and comply with the provisions of all documents pursuant to which each Company is organized and/or which govern any Company's continued existence and with the requirements of all laws, rules, regulations and orders of any governmental authority applicable to any Company and/or its business.

     SECTION 5.5. INSURANCE. Maintain and keep in force insurance of the types and in amounts customarily carried in lines of business similar to that in which each Company is engaged, including but not limited to fire, extended coverage, public liability, flood, property damage and workers' compensation, with all such insurance carried with companies and in amounts satisfactory to Bank, and deliver to Bank from time to time at Bank's request schedules setting forth all insurance then in effect.

     SECTION 5.6. FACILITIES. Keep all properties useful or necessary to each Company's business in good repair and condition, and from time to time make necessary repairs, renewals and replacements thereto so that such properties shall be fully and efficiently preserved and maintained.

     SECTION 5.7. TAXES AND OTHER LIABILITIES. Pay and discharge when due any and all indebtedness, obligations, assessments and taxes, both real or personal, including without limitation federal and state income taxes and state and local property taxes and assessments, except such (a) as any Company may in good faith contest or as to which a bona fide dispute may arise, and (b) for which such Company has made provision, to Bank's satisfaction, for eventual payment thereof in the event such Company is obligated to make such payment.

     SECTION 5.8. LITIGATION. Promptly give notice in writing to Bank of any litigation pending or threatened against any Company, an adverse determination of which could reasonably be expected to have a material adverse effect on Borrower, or on the Companies taken as a whole.

     SECTION 5.9. FINANCIAL CONDITION. Maintain the Companies' financial condition on a consolidated basis as follows using generally accepted accounting principles consistently applied and used consistently with prior practices (except to the extent modified by the definitions herein):

     (a) Current Ratio not at any time less than 1.0 to 1.0 through December 30, 1998, and 1.2 to 1.0 thereafter.

     (b) Tangible Net Worth not at any time less than $1,200,000 initially, with said amount to increase as of the end of each fiscal quarter by an amount equal to 75% of the Companies' consolidated net income for such fiscal quarter plus 100% of the net cash proceeds received by Borrower from any stock offering during such fiscal quarter, all as reflected on the Companies' quarterly financial statements required by Section 5.3(b) hereof.

     (c) Total Liabilities divided by Tangible Net Worth not at any time greater than that specified below for each period:

          (i)  5.0 to 1.0 through December 30, 1997;

         (ii)  4.5 to 1.0 from December 31, 1997, through June 29, 1998;

        (iii)  4.0 to 1.0 from June 30, 1998, through September 29, 1998;

         (iv)  3.0 to 1.0 from September 30, 1998, through December 30, 1998;
               and

          (v)  2.75 to 1.0 at December 31, 1998 and thereafter.

     (d) Pre-tax profit not less than $1.00 on a quarterly basis, determined as of each fiscal quarter end.

     (e) EBITDA Coverage Ratio not less than 2.0 to 1.0 as of each fiscal quarter end, determined on a rolling four-quarter basis.

     SECTION 5.10.  NOTICE TO BANK.  Promptly (but in no event more than five
(5) days after the occurrence of each such event or matter) give written notice to Bank in reasonable detail of: (a) the occurrence of any Event of Default of which Borrower has, or reasonably should have, knowledge, or any condition, event or act which with the giving of notice or the passage of time or both would constitute an Event of Default and of which Borrower has, or reasonably should have, knowledge; (b) any change in the name or the organizational structure of any Company; (c) the occurrence and nature of any Reportable Event or Prohibited Transaction, each as defined in ERISA, or any funding deficiency with respect to any Plan; or (d) any termination or cancellation of any insurance policy which any Company is required to maintain, or any uninsured or partially uninsured loss through liability or property damage, or through fire, theft or any other cause affecting any Company's property in excess of an aggregate of $50,000.


                                   ARTICLE V
                                   ---------
                              NEGATIVE COVENANTS
                              ------------------

     Borrower further covenants that so long as Bank remains committed to extend credit to Borrower pursuant hereto, or any liabilities (whether direct or contingent, liquidated or unliquidated) of Borrower to Bank under any of the Loan Documents remain outstanding, and until payment in full of all obligations of Borrower subject hereto, Borrower will not, and will not permit the Subsidiaries to, without Bank's prior written consent:

     SECTION 6.1. USE OF FUNDS. Use any of the proceeds of any of the Credits except for the purposes stated in Article II hereof.

     SECTION 6.2. OTHER INDEBTEDNESS. Create, incur, assume or permit to exist any indebtedness or liabilities resulting from borrowings, loans or advances, whether secured or unsecured, matured or unmatured, liquidated or unliquidated, joint or several, except (a) the liabilities of Borrower to Bank,
(b) trade debt incurred in the normal course of any Company's business, (c) additional purchase money obligations incurred, or capital leases entered into, in connection with equipment acquisitions in amounts not to exceed an aggregate of $500,000 outstanding at any time, and (d) any other liabilities of any Company existing as of, and disclosed to Bank prior to, the date hereof.

     SECTION 6.3. MERGER, CONSOLIDATION, TRANSFER OF ASSETS. Merge into or consolidate with any other entity; make any substantial change in the nature of any Company's business as conducted as of the date hereof; acquire all or substantially all of the assets of any other entity; nor sell, lease, transfer or otherwise dispose of all or a substantial or material portion of any Company's assets except in the ordinary course of its business.

     SECTION 6.4. GUARANTIES. Guarantee or become liable in any way as surety, endorser (other than as endorser of negotiable instruments for deposit or collection in the ordinary course of business), accommodation endorser or otherwise for, nor pledge or hypothecate any assets of any Company as security for, any liabilities or obligations of any other person or entity, except any of the foregoing in favor of Bank.

     SECTION 6.5. LOANS, ADVANCES, INVESTMENTS. Make any loans or advances to or investments in any person or entity in excess of an aggregate of $1,000,000 at any time outstanding, except any of the foregoing existing as of, and disclosed to Bank prior to, the date hereof.

     SECTION 6.6. PLEDGE OF ASSETS. Mortgage, pledge, grant or permit to exist a security interest in, or lien upon, all or any portion of any Company's assets now owned or hereafter acquired, except (a) any of the foregoing in favor of Bank, (b) purchase money security interests and/or liens under capital leases as security for obligations permitted by Section 6.2 hereof, and (c) any of the foregoing existing as of, and disclosed to Bank in writing prior to, the date hereof.


                                  ARTICLE VII
                                  -----------
                               EVENTS OF DEFAULT
                               -----------------

     SECTION 7.1. The occurrence of any of the following shall constitute an "Event of Default" under this Agreement:

     (a) The failure to pay when due (i) any regularly scheduled principal, or interest at any time owing under any of the Credits, or (ii) any fees or other amounts payable under any of the Loan Documents (other than amounts referred to in clause (i) of this subsection (a)) within ten (10) calendar days after Borrower's receipt of demand therefor from Bank.

     (b) Any financial statement or certificate furnished to Bank in connection with, or any representation or warranty made by any Company or any other party under this Agreement or any other Loan Document shall prove to be incorrect, false or misleading in any material respect when furnished or made.

     (c) Any default in the performance of or compliance with any obligation, agreement or other provision contained herein or in any other Loan Document (other than those referred to in subsections (a) and (b) above), and with respect to any such default which by its nature can be cured, such default shall continue for a period of thirty (30) days from its occurrence; provided however, that if such default is not capable of being cured within thirty (30) days and the Company or other party in default has commenced and is diligently pursuing such cure, said cure period shall be extended for such additional time, but not to exceed sixty (60) days, as is reasonably required to cure the default.

     (d) Any default in the payment or performance of any obligation, or any defined event of default, under the terms of any contract or instrument (other than any of the Loan Documents) pursuant to which any Company or Guarantor has incurred any debt or other liability to any person or entity, including Bank, and with respect to any such default which by its nature can be cured, such default shall continue past the end of all cure periods, if any, applicable thereto.

     (e) The occurrence of any of the following which is not released or satisfied within thirty (30) days from the date thereof, and solely with respect to the Guarantors which are in amounts in excess of an aggregate of $50,000: (i) the filing of a notice of judgment lien against any Company or Guarantor; (ii) the recording of any abstract of judgment against any Company or Guarantor in any county in which such Company or Guarantor has an interest in real property;
(iii) the service of a notice of levy and/or of a writ of attachment or execution, or other like process, against the assets of any Company or Guarantor; or (iv) the entry of a judgment against any Company or Guarantor.

     (f) Any Company or Guarantor shall become insolvent, or shall suffer or consent to or apply for the appointment of a receiver, trustee, custodian or liquidator of itself or any of its property, or shall generally fail to pay its debts as they become due, or shall make a general assignment for the benefit of creditors; any Company or Guarantor shall file a voluntary petition in bankruptcy, or seeking reorganization, in order to effect a plan or other arrangement with creditors or any other relief under the Bankruptcy Code, or under any state or federal law granting relief to debtors, whether now or hereafter in effect; or any involuntary petition or proceeding pursuant to the Bankruptcy Code or any other applicable state or federal law relating to bankruptcy, reorganization or other relief for debtors is filed or commenced against any Company or Guarantor, or any Company or Guarantor shall file an answer admitting the jurisdiction of the court and the material allegations of any involuntary petition; or any Company or Guarantor shall be adjudicated a bankrupt, or an order for relief shall be entered against any Company or Guarantor by any court of competent jurisdiction under the Bankruptcy Code or any other applicable state or federal law relating to bankruptcy, reorganization or other relief for debtors.

     (g) The death or incapacity of any Guarantor during such time as the guaranties required by Section 2.6 hereof are in effect. The dissolution or liquidation of any Company; or any Company, or any of its respective directors, stockholders or members, shall take action seeking to effect the dissolution or liquidation of such Company.

     SECTION 7.2. REMEDIES. Upon the occurrence of any Event of Default: (a) all indebtedness of Borrower under each of the Loan Documents, any term thereof to the contrary notwithstanding, shall at Bank's option and without notice become immediately due and payable without presentment, demand, protest or notice of dishonor, all of which are hereby expressly waived by Borrower; (b) the obligation, if any, of Bank to extend any further credit under any of the Loan Documents shall immediately cease and terminate; and (c) Bank shall have all rights, powers and remedies available under each of the Loan Documents, or accorded by law, including without limitation the right to resort to any or all security for any of the Credits and to exercise any or all of the rights of a beneficiary or secured party pursuant to applicable law. All rights, powers and remedies of Bank may be exercised at any time by Bank and from time to time after the occurrence of an Event of Default, are cumulative and not exclusive, and shall be in addition to any other rights, powers or remedies provided by law or equity.


                                 ARTICLE VIII
                                 ------------
                                 MISCELLANEOUS
                                 -------------

     SECTION 8.1. NO WAIVER. No delay, failure or discontinuance of Bank in exercising any right, power or remedy under any of the Loan Documents shall affect or operate as a waiver of such right, power or remedy; nor shall any single or partial exercise of any such right, power or remedy preclude, waive or otherwise affect any other or further exercise thereof or the exercise of any other right, power or remedy. Any waiver, permit, consent or approval of any kind by Bank of any breach of or default under any of the Loan Documents must be in writing and shall be effective only to the extent set forth in such writing.

     SECTION 8.2. NOTICES. All notices, requests and demands which any party is required or may desire to give to any other party under any provision of this Agreement must be in writing delivered to each party at the following address:

  BORROWER:  TIER TECHNOLOGIES, INC.
             1350 Treat Blvd. Suite 250
             Walnut Creek, CA 94596
             Fax: (510) 937-03752

      BANK:  WELLS FARGO BANK, NATIONAL ASSOCIATION
             Mt. Diablo Regional Commercial Banking Office
             1320 Willow Pass Road, Suite 440
             Concord, CA 94520
             Fax: (510) 687-7079

or to such other address as any party may designate by written notice to all other parties. Each such notice, request and demand shall be deemed given or made as follows: (a) if sent by hand delivery, upon delivery; (b) if sent by mail, upon the earlier of the date of receipt or three (3) days after deposit in the U.S. mail, first class and postage prepaid; and (c) if sent by telecopy, upon receipt if received during normal business hours on a Business Day, and otherwise on the immediately following Business Day.

     SECTION 8.3. COSTS, EXPENSES AND ATTORNEYS' FEES. Borrower shall pay to Bank, within ten (10) calendar days after receipt of each billing from Bank, the full amount of all payments, advances, charges, costs and expenses, including reasonable attorneys' fees (to include outside counsel fees and all allocated costs of Bank's in-house counsel), expended or incurred by Bank in connection with (a) the negotiation and preparation of this Agreement and the other Loan Documents, Bank's continued administration hereof and thereof, and the preparation of any amendments and waivers hereto and thereto, (b) the enforcement of Bank's rights and/or the collection of any amounts which become due to Bank under any of the Loan Documents, and (c) the prosecution or defense of any action in any way related to any of the Loan Documents, including without limitation, any action for declaratory relief, whether incurred at the trial or appellate level, in an arbitration proceeding or otherwise, and including any of the foregoing incurred in connection with any bankruptcy proceeding (including without limitation, any adversary proceeding, contested matter or motion brought by Bank or any other person) relating to any Company or any other person or entity.

     SECTION 8.4. SUCCESSORS, ASSIGNMENT. This Agreement shall be binding upon and inure to the benefit of the heirs, executors, administrators, legal representatives, successors and assigns of the parties; provided however, that Borrower may not assign or transfer its interest hereunder without Bank's prior written consent. Bank reserves the right to sell, assign, transfer, negotiate or grant participations in all or any part of, or any interest in, Bank's rights and benefits under each of the Loan Documents. In connection therewith, Bank may disclose all documents and information which Bank now has or may hereafter acquire relating to any of the Credits, any Company, Guarantor or its respective business, or any collateral required hereunder.

     SECTION 8.5. ENTIRE AGREEMENT; AMENDMENT. This Agreement and the other Loan Documents constitute the entire agreement between Borrower and Bank with respect to the Credits and supersede all prior negotiations, communications, discussions and correspondence concerning the subject matter hereof. This Agreement may be amended or modified only in writing signed by each party hereto.

     SECTION 8.6. NO THIRD PARTY BENEFICIARIES. This Agreement is made and entered into for the sole protection and benefit of the parties hereto and their respective permitted successors and assigns, and no other person or entity shall be a third party beneficiary of, or have any direct or indirect cause of action or claim in connection with, this Agreement or any other of the Loan Documents to which it is not a party.

     SECTION 8.7. TIME. Time is of the essence of each and every provision of this Agreement and each other of the Loan Documents.

     SECTION 8.8. SEVERABILITY OF PROVISIONS. If any provision of this Agreement shall be prohibited by or invalid under applicable law, such provision shall be ineffective only to the extent of such prohibition or invalidity without invalidating the remainder of such provision or any remaining provisions of this Agreement.

     SECTION 8.9. COUNTERPARTS. This Agreement may be executed in any number of counterparts, each of which when executed and delivered shall be deemed to be an original, and all of which when taken together shall constitute one and the same Agreement.

     SECTION 8.10. GOVERNING LAW. This Agreement shall be governed by and construed in accordance with the laws of the State of California.

     SECTION 8.11.  ARBITRATION.

     (a)  Arbitration.  Upon the demand of any party, any Dispute shall be
          -----------
resolved by binding arbitration in accordance with the terms of this Agreement. A "Dispute" shall mean any action, dispute, claim or controversy of any kind, whether in contract or tort, statutory or common law, legal or equitable, now existing or hereafter arising under or in connection with, or in any way pertaining to, any of the Loan Documents, or any past, present or future extensions of credit and other activities, transactions or obligations of any kind related directly or indirectly to any of the Loan Documents, including without limitation, any of the foregoing arising in connection with the exercise of any self-help, ancillary or other remedies pursuant to any of the Loan Documents. Any party may by summary proceedings bring an action in court to compel arbitration of a Dispute. Any party who fails or refuses to submit to arbitration following a lawful demand by any other party shall bear all costs and expenses incurred by such other party in compelling arbitration of any Dispute.

     (b)  Governing Rules.  Arbitration proceedings shall be administered by the
          ---------------
American Arbitration Association ("AAA") or such other administrator as the parties shall mutually agree upon in accordance with the AAA Commercial Arbitration Rules. All Disputes submitted to arbitration shall be resolved in accordance with the Federal Arbitration Act (Title 9 of the United States Code), notwithstanding any conflicting choice of law provision in any of the Loan Documents. The arbitration shall be conducted at a location in California selected by the AAA or other administrator. If there is any inconsistency between the terms hereof and any such rules, the terms and procedures set forth herein shall control. All statutes of limitation applicable to any Dispute shall apply to any arbitration proceeding. All discovery activities shall be expressly limited to matters directly relevant to the Dispute being arbitrated. Judgment upon any award rendered in an arbitration may be entered in any court having jurisdiction; provided however, that nothing contained herein shall be deemed to be a waiver by any party that is a bank of the protections afforded to it under 12 U.S.C.
(S)91 or any similar applicable state law.

     (c)  No Waiver; Provisional Remedies, Self-Help and Foreclosure.  No
          ----------------------------------------------------------
provision hereof shall limit the right of any party to exercise self-help remedies such as setoff, foreclosure against or sale of any real or personal property collateral or security, or to obtain provisional or ancillary remedies, including without limitation injunctive relief, sequestration, attachment, garnishment or the appointment of a receiver, from a court of competent jurisdiction before, after or during the pendency of any arbitration or other proceeding. The exercise of any such remedy shall not waive the right of any party to compel arbitration or reference hereunder.

     (d)  Arbitrator Qualifications and Powers; Awards.  Arbitrators must be
          --------------------------------------------
active members of the California State Bar or retired judges of the state or federal judiciary of California, with expertise in the substantive laws applicable to the subject matter of the Dispute. Arbitrators are empowered to resolve Disputes by summary rulings in response to motions filed prior to the final arbitration hearing. Arbitrators (i) shall resolve all Disputes in accordance with the substantive law of the state of California, (ii) may grant any remedy or relief that a court of the state of California could order or grant within the scope hereof and such ancillary relief as is necessary to make effective any award, (iii) shall have the power to award recovery of all costs and fees, to order discovery, to impose sanctions and to take such other actions as they deem necessary to the same extent a judge could pursuant to the Federal Rules of Civil Procedure, the California Rules of Civil Procedure or other applicable law, and (iv) shall not have the power to make any award which is not supported by substantial evidence or which is based on legal error. All Dispute shall be decided by a single arbitrator.

     (e)  Real Property Collateral; Judicial Reference. Notwithstanding anything
          --------------------------------------------
herein to the contrary, no Dispute shall be submitted to arbitration if the Dispute concerns indebtedness secured directly or indirectly, in whole or in part, by any real property unless (i) the holder of the mortgage, lien or security interest specifically elects in writing to proceed with the arbitration, or (ii) all parties to the arbitration waive any rights or benefits that might accrue to them by virtue of the single action rule statute of California, thereby agreeing that all indebtedness and obligations of the parties, and all mortgages, liens and security interests securing such indebtedness and obligations, shall remain fully valid and enforceable. If any such Dispute is not submitted to arbitration, the Dispute shall be referred to a referee in accordance with California Code of Civil Procedure Section 638 et seq., and this general reference agreement is intended to be specifically enforceable in accordance with said Section 638. A referee with the qualifications required herein for arbitrators shall be selected pursuant to the AAA's selection procedures. Judgment upon the decision rendered by a referee shall be entered in the court in which such proceeding was commenced in accordance with California Code of Civil Procedure Sections 644 and 645.

     (f)  Miscellaneous.  To the maximum extent practicable, the AAA, the
          -------------
arbitrators and the parties shall take all action required to conclude any arbitration proceeding within 180 days of the filing of the Dispute with the AAA. No arbitrator or other party to an arbitration proceeding may disclose the existence, content or results thereof, except for disclosures of information by a party required in the ordinary course of its business, by applicable law or regulation, or to the extent necessary to exercise any judicial review rights set forth herein. If more than one agreement for arbitration by or between the parties potentially applies to a Dispute, the arbitration provision most directly related to the Loan Documents or the subject matter of the Dispute shall control. This arbitration provision shall survive termination, amendment or expiration of any of the Loan Documents or any relationship between the parties.

     IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed as of the day and year first written above.

TIER TECHNOLOGIES, INC.                 WELLS FARGO BANK,
                                         NATIONAL ASSOCIATION


By: /s/ George K. Ross                  By: /s/ Rick Freeman
    ----------------------                  --------------------
                                            Rick Freeman
Title: Chief Financial Officer              Vice President
       -----------------------

                              SECURITY AGREEMENT


     1. GRANT OF SECURITY INTEREST. For valuable consideration, the undersigned TIER TECHNOLOGIES, INC. ("Debtor"), hereby grants and transfers to WELLS FARGO BANK, NATIONAL ASSOCIATION ("Bank") a security interest in all of the property of Debtor described as follows (collectively, the "Collateral"):

     (a) all Debtor's accounts, deposit accounts, chattel paper, instruments, documents and general intangibles (collectively, "Rights to Payment"), now existing or at any time hereafter, and prior to the termination hereof, arising (whether they arise from the sale, lease or other disposition of inventory or from performance of contracts for service, manufacture, construction, repair or otherwise or from any other source whatsoever), including all securities, guaranties, warranties, indemnity agreements, insurance policies and other agreements pertaining to the same or the property described therein, and in all goods returned by or repossessed from Debtor's customers;

     (b) all Debtor's inventory, goods held for sale or lease or to be furnished under contracts for service, goods so leased or furnished, raw materials, component parts, work in process or materials used or consumed in Debtor's business (collectively, "Inventory"), and all warehouse receipts, bills of lading and other documents evidencing goods owned or acquired by Debtor, and all goods covered thereby, now or at any time hereafter, and prior to the termination hereof, owned or acquired by Debtor, wherever located, and all products thereof, whether in the possession of Debtor, warehousemen, bailees or any other person, or in process of delivery, and whether located at Debtor's places of business or elsewhere;

     (c) all Debtor's goods, tools, machinery, furnishings, furniture and other equipment (collectively, "Equipment"), now or at any time hereafter, and prior to the termination hereof, owned or acquired by Debtor, wherever located, whether in the possession of Debtor or any other person and whether located on Debtor's property or elsewhere, and all improvements, replacements, accessions and additions thereto;

together with whatever is receivable or received when any of the Collateral or the proceeds thereof are sold, leased, collected, exchanged or otherwise disposed of, whether such disposition is voluntary or involuntary, including without limitation, all Rights to Payment, including returned premiums, with respect to any insurance relating to any of the foregoing, and all Rights to Payment with respect to any cause of action affecting or relating to any of the foregoing (collectively, "Proceeds").

     2. OBLIGATIONS SECURED. The obligations secured hereby (the "Obligations") are the payment and performance of: (a) all present and future Indebtedness of Debtor to Bank under or in connection with that certain Credit Agreement between Debtor and Bank dated as of November 7, 1997, as amended from time to time (collectively, with all substitutions therefor and replacements thereof, the "Credit Agreement"); and (b) all obligations and Indebtedness of Debtor and rights of Bank under this Agreement and the other Loan Documents (as defined in the Credit Agreement). The word "Indebtedness" is used herein in its most comprehensive sense and includes any and all advances, debts, obligations and liabilities of Debtor heretofore, now or hereafter made, incurred or created, whether voluntary or involuntary and however arising, whether due or not due, absolute or contingent, liquidated or unliquidated, determined or undetermined, and whether Debtor may be liable individually or jointly with others, or whether recovery upon such Indebtedness may be or hereafter becomes unenforceable.

     3. TERMINATION. This Agreement will terminate upon the performance of all of the Obligations, and the termination of all commitments of Bank to extend credit to Debtor under the Credit Agreement or any other Loan Documents existing at the time Bank receives written notice from Debtor of the termination of this Agreement.

     4. OBLIGATIONS OF BANK. Bank has no obligation to make any loans hereunder, such obligations, if any, being set forth in the Credit Agreement. Any money received by Bank in respect of the Collateral may be deposited, at Bank's option, into a non-interest bearing account over which Debtor shall have no control, and the same shall, for all purposes, be deemed Collateral hereunder.

     5. REPRESENTATIONS AND WARRANTIES. Debtor represents and warrants to Bank that: (a) Debtor is the owner and has possession or control of the Collateral and Proceeds; (b) Debtor has the right to grant a security interest in the Collateral and Proceeds; (c) all Collateral and Proceeds are genuine, free from liens, adverse claims, setoffs, default, prepayment, defenses and conditions precedent of any kind or character, except the lien created hereby or as otherwise agreed to by Bank, or as heretofore disclosed by Debtor to Bank, in writing; (d) all statements contained herein and, where applicable, in the Collateral are true and complete in all material respects; (e) no financing statement covering any of the Collateral or Proceeds, and naming any secured party other than Bank, is on file in any public office; (f) where Collateral consists of Rights to Payment, to the best of Debtor's knowledge all persons appearing to be obligated on the Collateral and Proceeds have authority and capacity to contract and are bound as they appear to be, all property subject to chattel paper has been properly registered and filed in compliance with law and to perfect the interest of Debtor in such property, and all such Collateral and Proceeds comply with all applicable laws concerning form, content and manner of preparation and execution, including where applicable Federal Reserve Regulation Z and any State consumer credit laws; and (g) where the Collateral consists of Equipment, Debtor is not in the business of selling goods of the kind included within such Collateral, and Debtor acknowledges that no sale of any such Collateral, including without limitation, any such Collateral which Debtor may deem to be surplus, has been consented to or acquiesced in by Bank, except as specifically set forth in writing by Bank.

     6.   COVENANTS OF DEBTOR.

     (a) Debtor agrees in general: (i) to pay all Obligations secured hereby when due; (ii) to indemnify Bank against all losses, claims, demands, liabilities and expenses of every kind caused by property subject hereto, except to the extent the foregoing arise out of the gross negligence or willful misconduct of Bank; (iii) to pay in accordance with Section 15 hereof all costs and expenses, including reasonable attorneys' fees, incurred by Bank in the perfection and preservation of the Collateral or Bank's interest therein and/or the realization, enforcement and exercise of Bank's rights, powers and remedies hereunder; (iv) to permit Bank to exercise its powers; (v) to execute and deliver such documents as Bank reasonably deems necessary to create, perfect and continue the security interests contemplated hereby; and (vi) not to change its chief place of business or the places where Debtor keeps any of the Collateral or Debtor's records concerning the Collateral and Proceeds without first giving Bank written notice of the address to which Debtor is moving same.

     (b) Debtor agrees with regard to the Collateral and Proceeds, unless Bank agrees otherwise in writing: (i) where applicable or practicable, to insure the Collateral with Bank as loss payee, in form, substance and amounts, under agreements, against risks and liabilities, and with insurance companies reasonably satisfactory to Bank; (ii) where applicable, to operate the Collateral in accordance with all applicable statutes, rules and regulations relating to the use and control thereof, and not to use any Collateral for any unlawful purpose or in any way that would void any insurance required to be carried in connection therewith; (iii) not to remove the Collateral from Debtor's premises, except (A) for deliveries of Inventory to buyers in the ordinary course of Debtor's business, (B) Collateral which consists of mobile goods as defined in the California Uniform Commercial Code, in which case Debtor agrees not to remove or permit the removal of such Collateral from its state of domicile for a period in excess of thirty (30) calendar days, and (C) Collateral which consists of personal computers and similar office equipment used by Debtor's employees, consultants, agents and subcontractors in the ordinary course of Debtor's business at off-site locations; (iv) to pay when due all license fees, registration fees and other charges in connection with any Collateral; (v) not to permit any lien on the Collateral or Proceeds, including without limitation, liens arising from repairs to or storage of the Collateral, except in favor of Bank and except in connection with purchase money security interests and/or capital leases to the extent permitted by the Credit Agreement; (vi) not to sell, hypothecate or dispose of, nor permit the transfer by operation of law of, any of the Collateral or Proceeds or any interest therein, except (A) sales of Inventory to buyers in the ordinary course of Debtor's business, and (B) replacement of Equipment in the ordinary course of Debtor's business; (vii) to permit Bank to inspect the Collateral at any time upon reasonable notice during normal business hours; (viii) to keep, in accordance with generally accepted accounting principles, complete and accurate records regarding all Collateral and Proceeds, and to permit Bank to inspect the same and make copies thereof at any reasonable time during normal business hours; (ix) if requested by Bank after the occurrence of an Event of Default, to receive and use reasonable diligence to collect Rights to Payment and Proceeds, in trust and as the property of Bank, and to immediately endorse as appropriate and deliver such Rights to Payment and Proceeds to Bank daily in the exact form in which they are received together with a collection report in form satisfactory to Bank; (x) not to commingle Rights to Payment or Proceeds, or collections thereunder, with other property;
(xi) to give only normal allowances and credits and to advise Bank thereof immediately in writing if they affect any Rights to Payment or Proceeds in any material respect; (xii) from time to time, when requested by Bank, to prepare and deliver a schedule of all Collateral and Proceeds subject to this Agreement and to assign in writing and deliver to Bank all accounts, contracts, leases and other chattel paper, instruments, documents and other evidences thereof; (xiii) in the event Bank elects to receive payments of Rights to Payment or Proceeds hereunder, to pay all expenses incurred by Bank in connection therewith, including expenses of accounting, correspondence, collection efforts, reporting to account or contract debtors, filing, recording, record keeping and expenses incidental thereto; and (xiv) to provide any service and do any other acts which may be necessary to maintain, preserve and protect all Collateral and, as appropriate and applicable, to keep all Collateral in good and saleable condition, to deal with the Collateral in accordance with the standards and practices adhered to generally by users and manufacturers of like property, and to keep all Collateral and Proceeds free and clear of all defenses, rights of offset and counterclaims.

     7. POWERS OF BANK. Debtor appoints Bank its true attorney in fact to perform any of the following powers, which are coupled with an interest, are irrevocable until termination of this Agreement and may be exercised from time to time by Bank's officers and employees, or any of them:

     (a) whether or not an Event of Default has occurred: (i) to perform any obligation of Debtor hereunder in Debtor's name or otherwise if Debtor has failed to so perform after such notice as is reasonable under the then existing circumstances; (ii) to give notice to account debtors or others of Bank's rights in the Collateral and Proceeds; (iii) to release security; (iv) to prepare, execute, file, record or deliver notes, assignments, schedules, designation statements, financing statements, continuation statements, termination statements, statements of assignment, applications for registration or like papers to perfect, preserve or release Bank's interest in the Collateral and Proceeds; (v) to verify facts concerning the Collateral and Proceeds by inquiry of obligors thereon, or otherwise, in its own name or a fictitious name; (vi) to prepare, adjust, execute, deliver and receive payment under insurance claims, and to collect and receive payment of and endorse any instrument in payment of loss or returned premiums or any other insurance refund or return, and to apply such amounts received by Bank, at Bank's sole option, toward repayment of the Indebtedness or replacement of the Collateral; and (vii) to enter onto Debtor's premises in inspecting the Collateral; and

     (b) after an Event of Default has occurred: (i) to enforce Bank's rights and make extension agreements with respect to the Collateral; (ii) to release persons liable on Collateral or Proceeds and to give receipts and acquittances and compromise disputes in connection therewith; (iii) to resort to security in any order; (iv) to take cash, instruments for the payment of money and other property to which Bank is entitled; (v) to endorse, collect, deliver and receive payment under instruments for the payment of money constituting or relating to Proceeds; (vi) to make withdrawals from and to close deposit accounts or other accounts with any financial institution, wherever located, into which Proceeds may have been deposited, and to apply funds so withdrawn to payment of Obligations; (vii) to preserve or release the interest evidenced by chattel paper to which Bank is entitled hereunder and to endorse and deliver evidences of title incidental thereto; (viii) to exercise all rights, powers and remedies which Debtor would have, but for this Agreement, with respect to all Collateral and Proceeds subject hereto; and (ix) to do all acts and things and execute all documents in the name of Debtor or otherwise, deemed by Bank as necessary, proper and convenient in connection with the preservation, perfection or enforcement of its rights hereunder.

     8. PAYMENT OF PREMIUMS, TAXES, CHARGES, LIENS AND ASSESSMENTS. Debtor agrees to pay, prior to delinquency, all insurance premiums, taxes, charges, liens and assessments against the Collateral and Proceeds, and upon the failure of Debtor to do so, Bank at its option may pay any of them and shall be the sole judge of the legality or validity thereof and the amount necessary to discharge the same. Any such payments made by Bank shall be obligations of Debtor to Bank, due and payable within ten (10) calendar days after receipt of each billing from Bank, together with interest at a rate determined in accordance with the provisions of Section 15 hereof, and shall be secured by the Collateral and Proceeds, subject to all terms and conditions of this Agreement.

     9. EVENTS OF DEFAULT. The occurrence of any defined Event of Default under the Credit Agreement shall constitute an "Event of Default" under this Agreement.

     10. REMEDIES. Upon the occurrence of any Event of Default, Bank shall have the right to declare immediately due and payable all or any of the Obligations and to terminate any commitments to make loans or otherwise extend credit to Debtor. Bank shall have all other rights, powers, privileges and remedies granted to a secured party upon default under the California Uniform Commercial Code or otherwise provided by law, including without limitation, the right to contact all persons obligated to Debtor on any Collateral or Proceeds and to instruct such persons to deliver all Collateral and/or Proceeds directly to Bank. All rights, powers, privileges and remedies of Bank shall be cumulative. No delay, failure or discontinuance of Bank in exercising any right, power, privilege or remedy hereunder shall affect or operate as a waiver of such right, power, privilege or remedy; nor shall any single or partial exercise of any such right, power, privilege or remedy preclude, waive or otherwise affect any other or further exercise thereof or the exercise of any other right, power, privilege or remedy. Any waiver, permit, consent or approval of any kind by Bank of any default hereunder, or any such waiver of any provisions or conditions hereof, must be in writing and shall be effective only to the extent set forth in writing. It is agreed that public or private sales, for cash or on credit, to a wholesaler or retailer or investor, or user of property of the types subject to this Agreement, or public auction, are all commercially reasonable since differences in the sales prices generally realized in the different kinds of sales are ordinarily offset by the differences in the costs and credit risks of such sales. While an Event of Default exists: (a) Debtor will deliver to Bank from time to time, as requested by Bank, current lists of all Collateral and Proceeds; (b) Debtor will not dispose of any of the Collateral or Proceeds except on terms approved by Bank; (c) at Bank's request, Debtor will assemble and deliver all Collateral and Proceeds, and books and records pertaining thereto, to Bank at a reasonably convenient place designated by Bank; and (d) Bank may, without notice to Debtor, enter onto Debtor's premises and take possession of the Collateral. With respect to any sale by Bank of any Collateral subject to this Agreement, Debtor hereby expressly grants to Bank the right to sell such Collateral using any or all of Debtor's trademarks, trade names, trade name rights and/or proprietary labels or marks.

     11. DISPOSITION OF COLLATERAL AND PROCEEDS. Upon the transfer of all or any part of the Obligations, Bank may transfer all or any part of the Collateral or Proceeds and shall be fully discharged thereafter from all liability and responsibility with respect to any of the foregoing so transferred, and the transferee shall be vested with all rights and powers of Bank hereunder with respect to any of the foregoing so transferred; but with respect to any Collateral or Proceeds not so transferred, Bank shall retain all rights, powers, privileges and remedies herein given. Any proceeds of any disposition of any of the Collateral or Proceeds, or any part thereof, may be applied by Bank to the payment of expenses incurred by Bank in connection with the foregoing, including reasonable attorneys' fees, and the balance of such proceeds may be applied by Bank toward the payment of the Obligations in such order of application as Bank may from time to time elect.

     12. STATUTE OF LIMITATIONS. Until all Obligations shall have been paid in full and all commitments by Bank to extend credit to Debtor have been terminated, the power of sale and all other rights, powers, privileges and remedies granted to Bank hereunder shall continue to exist and may be exercised by Bank at any time and from time to time irrespective of the fact that the Obligations or any part thereof may have become barred by any statute of limitations, or that the personal liability of Debtor may have ceased, unless such liability shall have ceased due to the payment in full of all Obligations.

     13.  MISCELLANEOUS.  (a) The obligations of Debtor are joint and several;
(b) Debtor hereby waives any right (i) to require Bank to make any presentment or demand, or give any notice of nonpayment or nonperformance, protest, notice of protest or notice of dishonor hereunder, (ii) to direct the application of payments or security for any of the Obligations, or any indebtedness of customers of Debtor, or (iii) to require proceedings against others or to require exhaustion of security; and (c) Debtor hereby consents to extensions, forbearances or alterations of the terms of the Obligations, the release or substitution of security, and the release of any guarantors; provided however, that in each instance, Bank believes in good faith that the action in question is commercially reasonable in that it does not unreasonably increase the risk of nonpayment of the Obligations. Until all Obligations shall have been paid in full, Debtor shall not have any right of subrogation or contribution, and Debtor hereby waives any benefit of or right to participate in any of the Collateral or Proceeds or any other security now or hereafter held by Bank.

     14. NOTICES. All notices, requests and demands required under this Agreement must be in writing, addressed to Debtor or to Bank at its address specified in, and given in accordance with the terms of, the Credit Agreement.

     15. COSTS, EXPENSES AND ATTORNEYS' FEES. Debtor shall pay to Bank, within ten (10) calendar days after receipt of each billing from Bank, the full amount of all payments, advances, charges, costs and expenses, including reasonable attorneys' fees (to include outside counsel fees and all allocated costs of Bank's in-house counsel), expended or incurred by Bank in exercising any right, power, privilege or remedy conferred by this Agreement or in the enforcement thereof, whether incurred at the trial or appellate level, in an arbitration proceeding or otherwise, and including any of the foregoing incurred in connection with any bankruptcy proceeding (including without limitation, any adversary proceeding, contested matter or motion brought by Bank or any other person) relating to Debtor or in any way affecting any of the Collateral or Bank's ability to exercise any of its rights or remedies with respect thereto. All of the foregoing shall be paid by Debtor with interest from the date due until paid in full at a rate per annum equal to the greater of ten percent (10%) or the Prime Rate in effect from time to time.

     16. SUCCESSORS; ASSIGNS; AMENDMENT. This Agreement shall be binding upon and inure to the benefit of the heirs, executors, administrators, legal representatives, successors and assigns of the parties, and may be amended or modified only in writing signed by Bank and Debtor.

     17. SEVERABILITY OF PROVISIONS. If any provision of this Agreement shall be held to be prohibited by or invalid under applicable law, such provision shall be ineffective only to the extent of such prohibition or invalidity, without invalidating the remainder of such provision or any remaining provisions of this Agreement.

     18. GOVERNING LAW. This Agreement shall be governed by and construed in accordance with the laws of the state of California.

     Debtor warrants that its chief executive office is located at 1350 Treat Boulevard, Suite 250, Walnut Creek, CA 94596. Debtor further warrants that none of the Collateral (except goods in transit and Equipment used at off-site locations as permitted by Section 6(b)(iii)(C) hereof) is located or domiciled at any other address.

     IN WITNESS WHEREOF, this Agreement has been duly executed as of November 7, 1997.

TIER TECHNOLOGIES, INC.

By: /s/ George K. Ross
    ---------------------------

Title: Chief Financial Officer
       ------------------------